UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): August 4, 2016

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On August 4, 2016, Church & Dwight Co., Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2016, and providing additional information. This press release is furnished herewith as Exhibit 99.1 pursuant to this Item 2.02.

ITEM 8.01. Other Events.

On August 3, 2016, the Company’s Board of Directors (the “Board”) approved a two-for-one stock split of the Company’s common stock, payable in the form of a stock dividend on September 1, 2016 to stockholders of record at the close of business on August 15, 2016. The New York Stock Exchange is expected to begin reporting the adjusted number of shares outstanding and the split-adjusted per-share stock price on September 2, 2016. The split will increase the Company’s total shares outstanding from approximately 129 million shares to approximately 258 million shares.  Also on August 3, 2016, the Board approved a regular quarterly dividend of thirty-five and a half cents ($0.355) per share, payable on September 1, 2016 to stockholders of record at the close of business on August 15, 2016.  The quarterly cash dividend is payable on a pre-split basis.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Church & Dwight Co., Inc. press release, dated August 4, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	August 4, 2016	By:	/s/ Richard A. Dierker
		Name:	Richard A. Dierker
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Church & Dwight Co., Inc. press release, dated August 4, 2016